Exhibit 99.1

Citi 2020 Global Property CEO Conference March 2020

This Operating and Financial Data should be read in connection with our Annual Report on Form 10-K for the year ended December 31, 2019. Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. 2

Mack-Cali: Portfolio Overview $5.7 billion Market Capitalization $3.4 billion Net Asset Value 7,246 4.9 million 95.0% 77.8% 17.1%27.0% 1,942 6.17% Mack-Cali:$39.42 $45.00 Premium: 14% Market: 31% $47.36 61,144 SF 14% (1) (2) (3) (4) (5) (6) Includes RRT operating portfolio (6,524 units), Marriott Hotels at Port Imperial (372 keys) and Hyatt Jersey City (350 keys). Excludes recently-sold assets Alterra (722 units) and Chase (664 units). Percentage leased of 95.0% as reported in 4Q 2019 Supplemental adjusted to account for disposition of Alterra and Chase at Ov erlook Ridge subsequent to quarter-end. Excludes Marriott Hotels at Port Imperial (372 keys), as Residence Inn (164 keys) opened in December 2018 and Envue Autograph Collection (208 keys) opened in July 2019. Excludes Marriott Hotels at Port Imperial (372 units). Excludes 35 properties with 61 million SF in Discontinued Operations. Excludes Plaza 1, which was removed from leasable inventory. 3 Residential Waterfront Market Share SF expiring 2020 Average Waterfront Rent PSF Office Waterfront Market Share In-Construction Avg Development Yield (4) Waterfront Avg Base Rents vs. Market Asking Rent In-Construction Residential Units/Keys (3) 4Q 2019 Cash/GAAP Rental Rate Roll-Up (Excl. Non-Core) % Leased Residential Units (2) % Leased(6) Operating Residential Units/Keys (1) SF Office Space(5) Waterfront Office Residential

Focus: Hudson Waterfront Edgewater Port Imperial Hoboken Mack-Cali Assets Jersey City 4 (1) See Gross & Net Asset Value Notes on p.19 and 20. Operating OfficeIn-Construction Operating ResidentialLand Operating HospitalityRetail/Commercial PSF/ Waterfront Holdings: GAV (1) Unit 65% Total GAV Total Waterfront Holdings$5,806M 13 Land Parcels5,957 Units$416M$69,907 3 In-Construction Resi1,423 Units$1,075M$755,767 3 Operating Hotels722 Keys$263M$287,328 8 Operating Resi3,644 Units$2,305M$632,441 6 Operating Office4,908,379 SF$1,747M$356

NOI Evolution Through the executed disposition program, strategic acquisitions and residential development, Company has and will continue to dramatically shift its NOI composition: the NOI Composition (annualized) (1): Residential Portfolio Transformation: 2Q 2015 4Q 2019 Change Residenti l 8% Waterfront 23% Flex 15 2Q 2015 Class A Suburban 6% Suburban/Corp. 48% Total Portfolio NOI: $357M Preferred Segments: 31% Mack-Cali Proforma: Portfolio Overview 4Q 2019 With CIP Stabilized (2) Waterf nt 39% 4Q 2019 Residential 61% Waterfront 32% Residential 68% NOI from Continuing Ops (2): $248M Total Portfolio NOI: $302M (1) (2) (3) Annualized 4Q 2019 corporate NOI includes income (expense) attributed to entities not directly associated with assets in the portfolio. The Annualized 4Q 2019 Total Portfolio NOI is not meant to approximate FY 2019 Total Portfolio NOI. Only includes operating units. 5 Wholly Owned/ Consolidated Units (3) 1,301 5,299 +307% Unconsolidated JV Units (3) 1,254 2,611 +108% JV Subordinated Units (3) 3,026 130 (96%) CIP Units 1,182 1,944 +64% Future Developable Units: Waterfront 5,289 5,957 +20% Future Developable Units: Other 3,753 3,416 (9%) Pro Rata Residential NOI (Annualized) $28M $129M +361% NAV $704M $1,794M +155%

NAV 4Q 2019 (Unaudited)

$ in millions
(except per share amounts)

	Rentable SF/ Apt Units	4Q 2019 Annualized NOI [1]	Cap	NAV Calculation [2] Gross Asset Value (A)	Gross Per SF / Unit	Property Debt (B)	Third Party Interests (C)	Discounting [11] (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Low
Office Portfolio	MSF										
Hudson Waterfront (Jersey City, Hoboken)	4.908	$70.6	4.0%	$1,747	*$356*	($400)	$0	$0	$1,347	$1,594	$1,155
Class A Suburban (Metropark, Short Hills)	2.155	46.1	7.7%	597	*277*	(125)	0	0	472	514	436
Suburban	1.405	16.5	8.9%	185	*132*	0	0	0	185	196	175
Suburban - Under Contract [5]	2.385	29.5	10.2%	289	*121*	0	0	0	289	304	276
Subtotal [1][4]	**10.853**	**$162.7**		**$2,818**	***$260***	**($525)**	**$0**	**$0**	**$2,293**	**$2,608**	**$2,042**
Non-Core, Repositioning Properties, & Retail [6]				66		0	0	0	66	66	66
Hotel and Other JV Interests [7]				166		(113)	(28)	0	25	25	25
Harborside Plaza 4				90		0	0	0	90	90	90
Land [8]				67		0	0	0	67	67	67
Office - Asset Value				**$3,207**		**($638)**	**($28)**	**$0**	**$2,541**	**$2,856**	**$2,290**
Less: Office Unsecured Debt									(904)	(904)	(904)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Add: 1031 Balances & Other Receivables									47	47	47
Total Office NAV									**$1,631**	**$1,946**	**$1,380**
Residential Portfolio	Units	Stabilized NOI									
Operating Properties - Wholly-Owned/Consolidated	4,285	$122.7	4.9%	$2,533	*$591*	($1,349)	($62)	($98)	$1,024	$1,116	$922
Operating Properties - Unconsolidated JVs [9]	2,611	57.6	4.5%	1,287	*493*	(614)	(352)	(1)	320	351	282
In-Construction Properties [10]	1,942	60.6	4.6%	1,324	*682*	(629)	(82)	(149)	464	506	404
Land	9,373			541	*58*	0	(117)	(3)	421	442	400
Fee Income Business, Tax Credit, & Excess Cash				35		0	0	0	35	35	35
Residential - Asset Value [12]				**$5,720**		**($2,592)**	**($613)**	**($251)**	**$2,264**	**$2,450**	**$2,043**
Less: Rockpoint Interest									($451)	($453)	($450)
Less: Other Payables									(19)	(19)	(19)
Total Residential NAV									**$1,794**	**$1,978**	**$1,574**
Total Mack-Cali NAV									**$3,425**	**$3,924**	**$2,954**
Approximate NAV / Share (100.3MM shares) [13]									***$34.16***		

See footnotes and "Information About Gross & Net Asset Value (Unaudited)" on pages 19 and 20.

6

Residential Comparative Set Roseland Portfolio has the highest rents and youngest portfolio of all public market peers. Source: Goldman Sachs & Co. LLC. Data as of December 5, 2019.(2) 7 (1)Mack Cali’s lower capex spend is due to the newer age of its Apartment assets (2)Additional sources include Green Street Advisors and CBRE N u m b er o f P r o p er t ies 19 266 128 165 246 307 303 168 N u m b er o f U n it s 6,524 76,13533,82056,27159,96278,980100,11150,829 A v er a g e R en t p er U n it $ 2 , 9 3 8 $ 2 , 6 3 3 $ 1 , 9 6 6 $ 1 , 4 7 4 $ 2 , 2 5 8 $ 2 , 7 8 8 $ 1 , 2 0 4 $ 2 , 1 6 1 A v er a g e A s s et A g e 8 15 40 16 26 23 17 27 En t er p r is e V a lu e ( EV ) $3,613 $36,825 $12,667 $13,256 $27,682 $41,596 $20,336 $19,825 EV p er U n it $0.62 $0.48 $0.37 $0.24 $0.46 $0.53 $0.20 $0.39 N O I ‘ 1 9 – ’ 2 1 F o r w a r d C A G R 12.60% 6.50% 3.90% 5.70% 5.40% 3.50% 4.10% 7.90% L a n d & D ev elo p m en t a s % o f A s s et s 21% 8% 1% 8% 15% 1% 3% 6% C a p ex / U n it $318(1) $1,325 $1,975 $1,575 $2,200 $1,450 $1,275 $1,975

Consolidated Debt Maturity Schedule $ in thousands The Company Credit. has no Corporate or Office debt maturities until 2022 excluding its Revolving Line of $700,00 0 $600,00 0 $500,00 0 $400,00 0 $300,00 0 $300,000 $275,000 $200,00 0 $250,000 $100,00 0 $109,679 $0 $9,431 2023 $5,144 2024 2020 2021 2022 2025 2026 2027 2028 2029 Construction Office Secured Resident ial Secur ed Corporate* 8 * Excludes revolving line of credit. $124,500 $150,000 $170,686 $58,998 $41,000 $275,000 $322,600 $408,000

Harborside Transformation: Future


FUTURE
LIBERTY TOWERS
648 UNITS
THE CHARLOTTE
750 UNITS
101 HUDSON ST.
PLAZA 4A
WHOLE FOODS
107 MORGAN
804 UNITS
PLAZA 5
PLAZA 1, 2, 3
M2
311 UNITS
URBY 1
762 UNITS
MARBELLA
412 UNITS
MONACO
523 UNITS
SOHO LOFTS
377 UNITS
(REMOTE)
HARBORSIDE 9
900 UNITS
URBY 2
750 UNITS
HARBORSIDE
680 UNITS
THE LUTZE
HARBORSIDE 4
1M SF OFFICE
750 UNITS
HUDSON RIVER
Legend
Residential
Commercial

9

Port Imperial FUTURE DEVELOPMENT Transformation: Future RIVERHOUISE 11 AT PORT IMPERIAL 2018 295UNITS RIVERBENOl AT PORT IMPERIAL 2000 302UNITS 55 RIVERWALK PLACE AT PORT IMPERIAL 2006 348UNITS THE CAPSTONE RIVERTRACE RIVERSEND 2 AND 3 AT PORT IMPERIAL 2002 2l3UNITS RIVERPARC AT PORT IMPERIAL AT PORT IMPERIAL AT PORT IMPERI L 2020 DELIVERY 360UNITS 201-3 :U6UNITS 2014 280UNITS RIVERHOUSE 9 AT PORT IMPERIAL 2020 DELIVERY 313 UNITS THE CLUBHOU E AT PORT IMPE IAL RIVERSEDGE AT PORT IMPERIA 2009 236 UNITS 2003/2004 GARAGE ENVUE AUTOGRAPH HOTEL PARK PARCELFUTURE OEVELOPMET 302 UNITS HUDSON RIVER 600UNITS 10 2SOUNITS FERRY PARCEL 6+1 FUTURE DEVELOPMENT RO.RCEL 16 PARCEl l FUTUR E DEVELOPMENT FUTURE DEVELOPMENT 200UNITS 300UNTI S Legend 2015 2019 Future

Jersey City: Market Share

Residential

- The Company is the largest institutional owner of operating class A residential and developable land, controlling approximately **14%** of the current market and **31%** of the potential market.

	Comparable Properties	Units	Market Share
LeFrak Organization	16	4,877	22%
Kushner Real Estate Group	7	3,162	14%
Roseland	*7*	*3,033*	*14%*
Ironstate[1]	6	3,008	13%
Liberty Harbor	5	744	3
Equity Residential	3	908	4%
The Shuster Group	3	269	1%
Avalon Bay	1	505	2%
Other	22	5,873	26%
Waterfront Total	70	22,379	100%

Roseland JC Waterfront
Operating Portfolio:

	Units	Ownership
2015:	2,069	20%
2019:	3,033	90%
	+964	*+70%*

Roseland JC Buildout (Units):

Current Portfolio:	3,033
In-Construction:	750
Pipeline (2020):	1,475
Additional Units:	2,713
Buildout Portfolio:	7,971

Office

- Mack-Cali is the largest office owner on the Jersey City Waterfront.
- Mack-Cali is well positioned for large-scale tenants, as the Company controls **40% of blocks >100KSF.**

	Comparable Properties	SF	Market Share
Mack-Cali	*6*	*4.9MSF*	*31%*
LeFrak	5	3.4MSF	21%
SJP Properties	3	1.4MSF	9%
Goldman Sachs	1	1.4MSF	9%
Bentell Kennedy	1	1.1MSF	7%
Spear Street Capital	2	0.9MSF	6%
John Hancock	1	0.7MSF	4%
Columbia Property Trust	1	0.6MSF	4%
Other Owners	4	1.4MSF	9%
Waterfront Total	24	15.8MSF	100%

11

(1) Ironstate portfolio total includes 2 joint ventures also accounted in Kushner Real Estate Group portfolio total (770 units). Waterfront total accounts for this overlap.

Hudson Waterfront Portfolio Overview


Hudson Yards
Meatpacking District
Brookfield Place

Current Communities

Port Imperial

		Units
1.	RiverHouse 11	295
2.	RiverTrace	316
3.	Building 9* (Dec '20 delivery)	313
4.	The Capstone* (Oct '20 delivery)	360
5.	Marriott Hotels	372
	Subtotal	1,656

Jersey City

6.	Liberty Towers	648
7.	Marbella	412
8.	M2 at Marbella	311
9.	Monaco	523
10.	Soho Lofts	377
11.	Urby Harborside	762
12.	The Charlotte* ('22 delivery)	750
	Subtotal	3,783

Future Start Communities

Port Imperial

1.	PI South - Parcel 16	131
2.	PI South - Parcel 1/3	300
3.	PI South - Parcel 2	200
4.	PI South - Park Parcel	302
5.	PI North - Riverbend 6471	
6.	PI North - Parcel I	224
7.	PI North - Parcel J	141
	Subtotal	1,769

Jersey City

8.	Urby Harborside II	796
9.	Plaza 8	679
10.	Plaza 9	1,060
11.	107 Morgan	803
12.	Liberty Landing Phase I	265
13.	Liberty Landing Future Phases	585
	Subtotal	4,188

Summary:

Operating Units	4,016
In-Construction Units*	1,423
Future-Start Units	5,957
Total Waterfront Units	**11,396**

Transit:

PATH

1. Newport
2. Grove Street
3. Exchange Place
4. World Trade Center
5. Christopher St.
6. 9th Street
7. 14th Street
8. 23rd Street
9. 33rd Street

NY Waterway Ferry

1. Port Imperial / Weehawken
2. Harborside
3. Paulus Hook
4. Midtown / W. 39th St.
5. Brookfield Place / Battery Park City
6. Wall Street

NYC Employment Centers

1. Hudson Yards
2. Meatpacking District
3. Brookfield Place

12

New York City: Market Overview NYC Job Growth is moving west and south, thereby aligning with our holdings. # of Tenants RSF Relocations: 100,000 RSF and Greater (2013 to 2020) Source: CBRE Research. Data as of February 1, 2020. 1 13 From –(1)(172,352) Hudson Yards To +238,894,681 Net Total228,722,329 From –(7)(2,173,341) Downtown To +215,313,348 Net Total143,140,007

Waterfront Residential Development Outperformance The Company had record velocity on recent Waterfront deliveries (1,368 units): Total Waterfront Deliveries 1,368 - - - M2 311 Jersey City June 2016 6 Months Urby 762 Jersey City March 2017 6 Months RiverHouse 11 Units: Location: Initial Occupancy: Lease-Up Period: 295 Port Imperial July 2018 3 Months Result: Allocate capital to Waterfront residential development 14 Leases Per Month:50 / Month120 / Month100 / Month-Rental Increases in Lease-Up:8.9%11.4%8.6%10.2% 201620172018

Development Pipeline The Company’s next round of construction deliveries and near-term starts are heavily weighted towards Waterfront (80% of aggregate total project cost) Waterfront-Focused In-Construction: Future Starts: Total Waterfront Pipeline: 1,942 Units 9,373 Units 7,380 Units 15 25 Columbus (The Charlotte) Building 9 (RiverHouse 9) Riverwalk C (The Capstone) Chase III (The Emery) 233 Canoe Brook (The Upton) Units 750 313 360 326 193 Location Jersey City, NJ Weehawken, NJ West New York, NJ Malden, MA Short Hills, NJ Development Start Q1 2019 Q3 2018 Q4 2017 Q3 2018 Q4 2018 Initial Occupancy Q1 2022 Q4 2020 Q4 2020 Q1 2020 Q4 2020 Project Stabilization Q4 2023 Q4 2021 Q1 2022 Q1 2021 Q3 2021 Total Project Cost $469.5 million $142.9 million $191.8 million $99.4 million $99.4 million Projected NOI $28.1 million $9.3 million $11.9 million $6.3 million $5.9 million Development Yield 5.98% 6.54% 6.21% 6.34% 5.94%

Waterfront Office Portfolio Overview • Mack-Cali will continue to invest in its assets – current plan $156.0M Approx. Date (1) (2) (3) (4) There can be no assumption that actual rents will not vary materially from current asking rents. Excluded from rent calculations. Includes Harborside NY Waterway Ferry installation costs. Does not include leasing costs, which may be material. 16 Building SF Vacant SF In-Place Rents Asking Rents % Increase (1) Cap-Ex Plan Spend to Future Spend (’19 - ’22) Total Cost (4) 101 Hudson 1,246,283 207,405 $38.31 $47.00 23% Restaurant, Lobby $3.9M $4.1M $8.0M Harborside 1 (2) 399,578 399,578 N/A 47.00 N/A Re-skin 25.5M 47.8M 73.3M Harborside 2 & 3 (3) 1,487,222 247,727 39.16 43.00 10% Retail, External Improvements 42.9M 6.3M 49.2M Harborside 4A 231,856 - 38.93 44.00 13% Organic Grocer, Lobby 1.3M 15.2M 16.5M Harborside 5 111 River NJ Waterfront 977,225425,88540.8049.0020%Restaurant, Lobby0.9M6.1M7.0M 566,215117,72941.1952.0026%Lobby, Façade1.7M0.3M2.0M 4,908,3791,398,324$39.52$46.5918%$76.2M$79.8M$156.0M

Appendix 17

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended September 30, divided by the average percent occupied for the quarter ended September 30, 2018, divided by the number of apartments and divided by three.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Gross Asset Value (GAV): The metric represents the projected value of the Company's interest after accounting for pro rata share of 3rd party value.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

Projected Stabilized NOI: Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

Projected Stabilized Yield: Represents Projected Stabilized NOI divided by Total Costs.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Waterfront: Office assets located on NJ Hudson River waterfront.

18

Notes: Gross & Net Asset Value (Unaudited)

1) Reflects 4Q 2019 Annualized Cash NOI for office assets; projected 12-month NOI for stabilized residential assets and the projected stabilized NOI for residential assets in-construction and lease-up. See Information About Net Operating Income on page 22.

2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one-year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one-year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions.

3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves, leasing and base building capital expenditures, including Harborside renovations. The Waterfront valuation includes $60 million in capital yet to be spent for the Harborside renovations. Additionally, the analysis includes approximately $89 million in base building capital during the first three years of the five-year discounted cash flow. The capital is allocated to physical building improvements and is estimated $40 million at the Waterfront, $19 million in the Class A Suburban, and $30 million in the Suburban portfolio's, respectively. Furthermore, the analysis includes $10 million in leasing capital budgeted in each of the Waterfront, Class A Suburban and Suburban portfolios. This is in addition to the tenant improvements, leasing commissions and capital reserves budgeted.

4)

	Rentable Area (MSF)	4Q 2019 Annualized Cash NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.908	$70.58	4.04%	$39.42	$46.59	90.00%	6.00%	7.00%	$1,747	$356
Class A Suburban	2.155	$46.07	7.72%	39.11	40.70	90.00%	7.00%	8.00%	597	277
Suburban	1.405	$16.48	8.91%	26.71	27.35	87.00%	8.00%	9.00%	185	132
Suburban - Under Contract	2.385	$29.53	10.22%	31.78	31.75	N/A	N/A	N/A	289	121
Subtotal	**10.853**	**$162.66**		**$35.98**	**$39.67**				**$2,818**	**$260**

The year one cap rate, applied to the 4Q 2019 Annualized Cash NOI, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return. See Information About Net Operating Income on page 22.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one-year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations. Notwithstanding the foregoing, any assets that are contemplated for sale are valued individually at indicative or at contract prices.

5) This group represents assets removed from the Class A Suburban or Suburban buckets that are under contract for sale.

19

Notes: Gross & Net Asset Value (Unaudited) 6) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties. Wegmans and 24-Hour Fitness are in active contract negotiations for $41.0 MM less transaction costs. See Information About Net Operating Income on page 22. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Includes the Company's ownership interests in the Hyatt Regency Jersey City and two office joint venture properties. The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel’s value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines. Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. Includes Roseland’s last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests. The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $46.6 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $565.9 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. Represents the discount to stabilized value applied to assets that have not yet achieved their respective Projected Stabilized NOI due to construction, lease-up or renovation. See Information About Net Operating Income on page 22. The residential valuation analysis totals to a Roseland NAV of $2,264,000,000, with the company’s share of this NAV of $1,794,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $451,000,000 attributable to Rockpoint's noncontrolling interest. The increase in the approximate NAV per share of $0.05 from September 30, 2019 to December 31, 2019 is due primarily to the retirement of shares at a discount to NAV. 7) 8) 9) 10) 11) 12) 13) Information About Net Asset Value (NAV) Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one-year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. 20

Development Activity & Future Cash Flow Growth

$ in millions
(unaudited)

	RRT Nominal Ownership	% Leased As of: 12/31/19	Actual/Projected Initial Leasing	Units	Projected Yield	Projected Stabilized NOI	Projected Share of Stabilized NOI After Debt Service
2018 Deliveries							
Signature Place at Morris Plains	100.0%	95.9%	1Q 2018	197	6.68%	$3.3	$1.8
Metropolitan Lofts	50.0%	94.9%	1Q 2018	59	6.72%	1.3	0.3
145 Front Street at City Square	100.0%	97.0%	2Q 2018	365	6.21%	5.5	3.2
Portside 5/6	100.0%	98.0%	2Q 2018	296	6.40%	7.6	3.2
RiverHouse 11 at Port Imperial	100.0%	98.0%	3Q 2018	295	6.60%	8.0	3.5
Total 2018 Deliveries	**97.6%**	**97.2%**		**1,212**	**6.45%**	**$25.7**	**$12.0**
2019 Deliveries							
Marriott Hotels at Port Imperial	100.0%		4Q 2018	372	8.81%	$13.9	$9.2
Total 2019 Deliveries	**100.0%**			**372**	**8.81%**	**$13.9**	**$9.2**
2020 Deliveries (A)							
Chase III at Overlook Ridge	100.0%		1Q 2020	326	6.34%	$6.3	$3.6
Port Imperial South 9	100.0%		4Q 2020	313	6.54%	9.3	5.4
PI North – Riverwalk C	40.0%		4Q 2020	360	6.21%	11.9	2.9
Short Hills Residential	100.0%		4Q 2020	193	5.94%	5.9	3.2
Total 2020 Deliveries	**81.9%**			**1,192**	**6.29%**	**$33.4**	**$15.1**
2022 Deliveries (B)							
The Charlotte	100.0%		1Q 2022	750	5.98%	$28.1	$14.6
Total 2022 Deliveries	**100.0%**			**750**	**5.98%**	**$28.1**	**$14.6**
Total In-Construction (A + B)	**88.9%**			**1,942**	**6.17%**	**$61.5**	**$29.7**
Total	**93.0%**			**3,526**	**6.55%**	**$101.1**	**$50.9**

(1) Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.08 percent.

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Information About Net Operating Income (NOI)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

$ in thousands
(unaudited)

	4Q 2019 Office/Corp	4Q 2019 Roseland	4Q 2019 Total	4Q 2019 Annualized
Net Income (Loss)	($162,668)	$107,260	($55,408)	($221,632)
Deduct:				
Real estate services income	(95)	(2,995)	(3,090)	(12,360)
Interest and other investment loss (income)	(42)	(844)	(886)	(3,544)
Equity in (earnings) loss of unconsolidated joint ventures	2,734	(2,297)	437	1,748
General and administrative - property level	-	(1,259)	(1,259)	(5,036)
Gain on change of control of interests	-	-	-	-
Realized (gains) losses and unrealized losses on disposition	121,868	(113,787)	8,081	32,324
Gain on sale of land/other	-	44	44	176
(Gain) on sale of investment in unconsolidated joint ventures	-	-	-	-
(Gain) loss from early extinguishment of debt, net	153	-	153	612
Add:				
Real estate services expenses	65	3,703	3,768	15,072
Leasing personnel costs	444	-	444	1,776
General and administrative	13,139	3,377	16,516	66,064
Depreciation and amortization	13,342	22,564	35,906	143,624
Interest expense	12,388	10,363	22,751	91,004
Property impairments	-	-	-	-
Land and other impairments	26,321	1,035	27,356	109,424
Net Operating Income (NOI)	$27,649	$27,164	$54,813	$219,252
Add:				
CLI Share of Unconsolidated JV GAAP NOI			10,554	42,216
Remaining general and administrative			(3,349)	(13,397)
4Q 2019 Portfolio NOI - Continuing Operations			$62,018	$248,071

Definition of: Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

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